Exhibit 3.1
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             ALTTECH VENTURES CORP.

     The corporation does by these present restate its articles of incorporation as follows:

                                    ARTICLE I

     The  name  of  the  corporation  is  "ALTTECH  VENTURES  CORP."

                                   ARTICLE II

     2.1.     Authorized  Capital

     The total number of shares that this corporation is authorized to issue is 200,000,000, consisting of 160,000,000 shares of Common Stock having a par value of $0.001 per share and 40,000,000 shares of Preferred Stock having a par value of $0.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

     2.2.     Issuance  of  Preferred  Stock  by  Class  and  in  Series

     The Preferred Stock may be issued from time to time in one or more classes and one or more series within such classes in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any class or series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any class or series, the Board of Directors shall further have the authority, after the issuance of shares of a class or series whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding.


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                                   ARTICLE III

     The purpose of this corporation is to engage in any business, trade or activity that may lawfully be conducted by a corporation organized under the law of the state of Nevada (hereinafter, "applicable corporate law") and to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes.

                                   ARTICLE IV

     Except as may be authorized pursuant to Section 2.2 of Article II, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                                    ARTICLE V

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                                   ARTICLE VI

     6.1.     Number  of  Directors

     The Board of Directors shall be composed of not less than one nor more than nine Directors. The specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided herein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     6.2.     Classification  of  Directors


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     The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors.

     6.3.     Removal  of  Directors

     The shareholders may remove one or more Directors with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director or Directors.


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     6.4.     Vacancies  on  Board  of  Directors

     If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The shareholders may fill a vacancy only if there are no Directors in office.

                                   ARTICLE VII

     This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by the applicable corporate law, and the rights of the shareholders of this corporation are granted subject to this reservation.

                                  ARTICLE VIII

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

                                   ARTICLE IX

     9.1.     Shareholder  Actions

     Subject to any limitations imposed by applicable securities laws, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


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     9.2.     Number  of  Votes  Necessary  to  Approve  Actions

     Whenever applicable corporate law permits a corporation's articles of incorporation to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by shareholders, these Articles of Incorporation hereby specify that the number of shares required to approve such an action shall be such lesser number.

     9.3.     Special  Meetings  of  Shareholders

     So long as this corporation is a public company, except as may be authorized pursuant to Section 2.2 of Article II, special meetings of the shareholders of the corporation for any purpose may be called at any time by the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

     9.4.     Quorum  for  Meetings  of  Shareholders.

     Except with respect to any greater requirement contained in these Articles of Incorporation or the applicable corporate law, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the applicable corporate law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders.

                                    ARTICLE X

     To the full extent that applicable corporate law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the personal liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article X shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.


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                                   ARTICLE XI

     11.1.     Indemnification.

     The corporation shall indemnify its directors to the full extent permitted by applicable corporate law now or hereafter in force. However, such indemnity shall not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Board resolution or contract.

     11.2.     Authorization.

     The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made. The Board of Directors shall have further power to authorize the corporation to indemnify its officers, employees or agents (whether serving the corporation directly or serving at its request) to the full extent permitted by applicable corporate law now or hereafter in force.


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     11.3.     Insurance.

     The corporation shall have the power, exercised by authority of the Board of Directors, to purchase and maintain insurance on behalf of any person to whom indemnity is provided under or through this Article XI to the full extent permitted by applicable corporate law now or hereafter in force.

     11.4.     Effect  of  Amendment.

     No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, the undersigned, President of the corporation, for the purpose of amending and restating the corporation's Articles of Incorporation, hereby makes, files and records these Amended and Restated Articles of Incorporation of ALTTECH VENTURES CORP., formerly known as LEXUS CAPITAL INC., and certifies that it is the act and deed of the corporation and that the facts stated herein are true.



     /s/  Andrea  L.  Taggart                      Date:     June  30,  2000
--------------------------------------                  ------------------------
Andrea  L.  Taggart,  President



     /s/  Eileen  MacQueen                         Date:     June  30,  2000
--------------------------------------                  ------------------------
Eileen  MacQueen,  Secretary


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